EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                  Jurisdiction of
                                                  Incorporation or
NAME                                              ORGANIZATION
----                                              ----------------
Greater American Finance Group, Inc.               Delaware
The Berkshire Bank                                 New York
East 39, LLC                                       New York
Berkshire Agency, Inc.                             New York
Berkshire 1031 Exchange, LLC                       New York
Berkshire Capital Trust I                          Delaware
Berkshire Capital Trust II                         Delaware